AMENDMENT TO THE
XBOX 360 PUBLISHER LICENSE AGREEMENT
(Multiscreen Content)
This Amendment to the Xbox 360 Publisher License Agreement (this “Amendment”) is entered into and effective as of the later of the two signature dates below (the “Amendment Effective Date”) by and between Microsoft Licensing, GP, a Nevada general partnership (“Microsoft”), and THQ Inc. (“Publisher”), and supplements that certain Xbox 360 Publisher License Agreement between the parties dated as of October 31, 2005, as amended (the “Xbox 360 PLA”).
RECITALS
A.    Microsoft and Publisher entered into the Xbox 360 PLA to establish the terms under which Publisher may publish video games for Microsoft's Xbox 360 video game system.
B.    The parties now wish to amend certain terms of the Xbox 360 PLA as set forth below.
Accordingly, for and in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, receipt of which each party hereby acknowledges, Microsoft and Publisher agree as follows:

1.	Definitions

1.1Except as expressly provided otherwise in this Amendment, capitalized terms shall have the same meanings as those ascribed to them in the Xbox 360 PLA.

1.2“Avatar” a character that is a virtual representation of an Xbox Live User.

1.3“Avatar Items” means items such as wearables and carryables for use with an Avatar on Xbox Live.

1.4“Multiscreen Content” means Avatar Items and other categories of Online Content identified by Microsoft from time to time and notified to Publisher via an update to the Xbox 360 Publisher Guide.

1.5“Multiscreen Platforms” means any platform or service on which Xbox LIVE is offered.

2.Multiscreen Content License. In addition to the rights granted to Microsoft in Section 10.3 of the Xbox 360 PLA, with respect to Multiscreen Content, Publisher grants Microsoft an exclusive, worldwide , sublicensable , license to: (a) display, reproduce, distribute and sublicense the final version of Multiscreen Content to end users worldwide via Multiscreen Platforms; (b) install and use interim and final versions of Multiscreen Content, internally, solely for purposes of testing, certification and integrating the Multiscreen Content and otherwise to support the marketing and sale of Multiscreen Content; and (c) market, give away, and resell (under the terms of this Amendment and the Xbox 360 PLA) licenses to install and use Multiscreen Content to end users worldwide via Multiscreen Platforms. If all or part of the Multiscreen Content is licensed to Publisher by a third party, Publisher will indicate any license restrictions on the appropriate submission form (i.e. Avatar Items use the AIP submissions form). If Publisher does not indicate any license restrictions in the submission form for the Multiscreen Content, all rights granted to Microsoft in this Section of the Amendment and Section 10.3 of the Xbox 360 PLA shall apply to that Multiscreen Content.

MICROSOFT CONFIDENTIAL

3.    Except and to the extent expressly modified by this Amendment, the Xbox 360 PLA shall remain in full force and effect and is hereby ratified and confirmed. In the event of any conflict between this Amendment and the Xbox 360 PLA the terms of this Amendment shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the Amendment Effective Date.

MICROSOFT LICENSING, GP                THQ INC.

/s/ Astrid B. Ford                        Laura B. Lloyd
By (sign)                        By (sign)
Astrid B. Ford                        Laura Lloyd
Name (Print)                        Name (Print)
Sr. Xbox Program Manager                VP, Core Finance
Title                            Title
Sep 02 2010                        7/30/10
Date (Print mm/dd/yy)                    Date (Print mm/dd/yy)

MICROSOFT CONFIDENTIAL